UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Handheld Entertainment, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware	98-0430675
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)
539 Bryant Street, Suite 403 San Francisco, California	94107
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.

Securities Act registration statement file number to which this form relates:	333-133550

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, par value $0.0001 per share	The NASDAQ Stock Market LLC Boston Stock Exchange
Warrants to purchase one share of Common Stock	The NASDAQ Stock Market LLC Boston Stock Exchange
Units consisting of one share of Common Stock and one Warrant	The NASDAQ Stock Market LLC Boston Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act:
N/A
(Title of Class)

Item 1.	Description of Registrant’s Securities To Be Registered.
A description of the Common Stock, the Warrants and the Unit is contained in Amendment No. 8 to the Company’s Registration Statement on Form SB-2 (File No. 333-133550) filed with the Securities and Exchange Commission on August 14, 2006, including any amendment filed for the purpose of updating such description, which is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.
Item 2.	Exhibits
The following exhibits are filed as part of this Registration Statement:
	1	Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 8, 2006)
	2	Certificate of Amendment to Certificate of Incorporation of the Company, changing name to Handheld Entertainment, Inc. (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on February 13, 2006)
	3	Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on February 8, 2006)
	4	Form of Warrant Agreement (incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form SB-2 (Reg. No. 333-133550) filed with the SEC on August 7, 2006)
	5	Form of Representatives' Unit Purchase Option (incorporated herein by reference to Exhibit 4.2 to the Company’s Registration Statement on Form SB-2 (Reg. No. 333-133550) filed with the SEC on August 7, 2006)
	6	Form of Unit Certificate (incorporated herein by reference to Exhibit 4.3 to the Company’s Registration Statement on Form SB-2 (Reg. No. 333-133550) filed with the SEC on August 9, 2006)
	7	Form of Warrant Certificate (incorporated herein by reference to Exhibit 4.4 to the Company’s Registration Statement on Form SB-2 (Reg. No. 333-133550) filed with the SEC on August 9, 2006)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: August 14, 2006	Handheld Entertainment, Inc.
	By:	/s/ Jeff Oscodar
		Name:	Jeff Oscodar
		Title:	Chief Executive Officer